As filed with the Securities and Exchange Commission on March 13, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AETERNA ZENTARIS INC.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1405 du Parc-Technologique Boulevard

Quebec City, Quebec

Canada, G1P 4P5

(418) 652-8525

(Address and telephone number of Registrant’s principal executive offices)

Aeterna Zentaris, Inc.,

25 Mountainview Boulevard

Basking Ridge, New Jersey 07920

(418) 652-8525

(Name, address, and telephone number of agent for service)

Copies to:

Dennis Turpin Aeterna Zentaris Inc. 1405 du Parc-Technologique Boulevard Quebec City, Quebec Canada, G1P 4P5 (418) 652-8525	Elliot Shapiro, Esq. Norton Rose Fulbright Canada LLP 1 Place Ville Marie, Suite 2500 Montreal, Quebec Canada, H3B 1R1 (514) 847-4747	Patrick O’Brien, Esq. Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 (617) 951-7000

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(4)
Common Shares(4)
Total	US$50,000,000	US$50,000,000	US$6,440

(1)	There are being registered under this Registration Statement such indeterminate number of Common Shares as shall have an aggregate initial offering price not to exceed US$50,000,000. The proposed maximum initial offering price per security will be determined, from time to time, by the registrant in connection with the sale of the securities under this Registration Statement.
(2)	In United States dollars or the equivalent thereof as converted from Canadian dollars.
(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o).
(4)	Calculated in accordance with Rule 457(o).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I—INFORMATION REQUIRED IN PROSPECTUS

I-1

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 13, 2014

PROSPECTUS

US$50,000,000

Common Shares

Aeterna Zentaris Inc. (“Aeterna Zentaris”, “we”, “us” or the “Company”) may from time to time during the period that this prospectus (the “Prospectus”), including any amendments hereto, remains valid, offer, sell, and issue under this Prospectus common shares (the “Common Shares”) having an aggregate initial offering price of US$50,000,000 in one or more at-the-market transactions in such amounts and, if applicable, with such terms, as we may determine in light of prevailing market conditions at the time of sale.

The specific terms of any offering of Common Shares will be set out in the applicable supplement to this Prospectus (each, a “Prospectus Supplement”), including, where applicable, the number of Common Shares offered, the manner of determination of the public offering price, the currency in which the Common Shares will be issued and any other specific terms applicable thereto.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Investing in the Common Shares involves a high degree of risk. See “Risk Factors”.

Our Common Shares are listed on the NASDAQ Capital Market (“NASDAQ”) under the symbol “AEZS” and on the Toronto Stock Exchange (“TSX”) under the symbol “AEZ”. On March 12, 2014, the last reported sales price of our Common Shares on NASDAQ was $1.38 per share and on TSX was C$1.54 per share.

The Common Shares will be sold through agents designated by us from time to time in transactions only in the U.S. that are “at-the-market” offerings. The Common Shares will be offered at prevailing market prices at the time of sale. The Prospectus Supplement will set out the names of any agents involved in the sale of our Common Shares and the plan of distribution for such Common Shares, including the manner of determination of the public offering price and the compensation of any such agents. See “Plan of Distribution”.

The date of this Prospectus is                     , 2014

ABOUT THIS PROSPECTUS

This Prospectus is a part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell Common Shares in one or more at-the-market offerings for a maximum aggregate offering price of $50,000,000. This Prospectus provides you with a general description of the Common Shares that we may offer. Each time we sell Common Shares, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. If there is any inconsistency between the information in this Prospectus and the applicable Prospectus Supplement, you should rely on the information in the Prospectus Supplement. Before investing in our Common Shares, you should read both this Prospectus and any applicable Prospectus Supplement together with the additional information described under the heading “Where You Can Find More Information”.

The financial statements included in or incorporated by reference into this Prospectus have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. Our consolidated financial statements are subject to Canadian generally accepted auditing standards and auditor independence standards, in addition to the standards of the Public Company Accounting Oversight Board (United States) and the SEC independence standards, and thus may not be comparable to financial statements of United States (“U.S.”) companies.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our Common Shares.

Unless otherwise stated, currency amounts in this Prospectus are stated in United States dollars, or “$” or “US$”.

In this Prospectus and in any Prospectus Supplement, unless otherwise indicated, references to “we”, “us”, “our”, “Aeterna Zentaris” or the “Company” are to Aeterna Zentaris Inc., a Canadian corporation, and its consolidated subsidiaries, unless it is clear that such terms refer only to Aeterna Zentaris Inc. excluding its subsidiaries.

OUR BUSINESS

We are a specialty biopharmaceutical company engaged in developing novel treatments in oncology and endocrinology. Our pipeline encompasses compounds at various stages of development.

In oncology, we have an ongoing Phase 3 “ZoptEC” (Zoptarelin doxorubicin in Endometrial Cancer) trial in endometrial cancer under a Special Protocol Assessment (“SPA”) with the U.S. Food and Drug Administration (the “FDA”) with zoptarelin doxorubicin (previously referred to by us as AEZS-108), a doxorubicin luteinizing hormone releasing hormone-targeted conjugate compound for which we have successfully completed a Phase 2 trial in advanced endometrial and advanced ovarian cancer. We are also advancing a Phase 2 investigator-driven trial with zoptarelin doxorubicin in castration- and taxane-resistant prostate cancer. Our oncology pipeline also encompasses earlier-stage programs, including AEZS-120, a targeted, live recombinant oral tumor vaccine candidate, and our Erk/PI3K inhibitors, such as AEZS-129 and AEZS-136. We are also investigating various additional compounds as potential treatments for a host of unmet medical needs.

In endocrinology, we filed a New Drug Application (“NDA”) in the U.S. for the registration of MACRILEN™ (previously referred to by us as macimorelin acetate and AEZS-130), for our orally available peptidomimetic ghrelin receptor agonist with growth hormone secretagogue activity in adult growth hormone deficiency (“AGHD”). On January 6, 2014, we announced that the FDA had accepted for substantive review our NDA for MACRILEN™ in AGHD. The acceptance for filing of the NDA indicates the FDA has determined that the application is sufficiently complete to permit a substantive review. The NDA, submitted on November 5, 2013, seeks approval for the commercialization of MACRILEN™, which, if approved, will be the first orally administered drug indicated for the diagnosis of AGHD by evaluating the pituitary gland secretion of growth hormone in response to an oral dose of the product. The application is subject to a standard review and will have a Prescription Drug User Fee Act (“PDUFA”) date of November 5, 2014. The PDUFA date is the goal date for the FDA to complete its review of the NDA.

Corporate Information

Aeterna Zentaris Inc. was incorporated on September 12, 1990 under the laws of Canada. Our registered address and head office is located at 1405 du Parc-Technologique Boulevard, Quebec City, Quebec, Canada, G1P 4P5, our telephone number is (418) 652-8525 and our website is www.aezsinc.com. None of the documents or information found on our website shall be deemed to be included in or incorporated into this Prospectus, unless such document is specifically incorporated herein by reference.

We currently have three wholly-owned direct and indirect subsidiaries, Aeterna Zentaris GmbH (“AEZS Germany”), based in Frankfurt, Germany, Zentaris IVF GmbH, a direct wholly-owned subsidiary of AEZS Germany, based in Frankfurt, Germany, and Aeterna Zentaris, Inc., an entity incorporated in the State of Delaware based in Basking Ridge, New Jersey in the U.S.

RISK FACTORS

Investing in our Common Shares involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the applicable Prospectus Supplement, together with all of the other information incorporated by reference into this Prospectus, including those described in our most recent Annual Report on Form 20-F and subsequent consolidated financial statements and corresponding management’s discussion and analysis filed with the Canadian securities regulatory authorities and our Reports on Form 6-K furnished to the SEC including our unaudited interim consolidated financial statements and corresponding management’s discussion and analysis.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated herein by reference contain forward-looking statements concerning the business, operations, financial performance and condition of the Company. When used in this Prospectus and the documents incorporated herein by reference, words such as “may”, “will”, “should”, “could”, “expects”, “plans”, “seeks”, “anticipates”, “intends”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward-looking statements. Such statements, based as they are on the current expectations of management, inherently involve numerous risks and uncertainties, known and unknown, many of which are beyond our control.

More detailed information about these and other factors is referenced under “Risk Factors” in this Prospectus as well as in other documents incorporated herein by reference. Many of these factors are beyond our control. Future events may vary substantially from what we currently foresee. You should not place undue reliance, if any, on such forward-looking statements. The Company disavows and is under no obligation to update or alter such forward-looking statements whether as a result of new information, future events or otherwise, other than as required by applicable securities legislation.

DESCRIPTION OF SHARE CAPITAL

Our authorized share capital structure consists of an unlimited number of shares of the following classes (all classes are without nominal or par value): Common Shares; and first preferred shares (the “First Preferred Shares”) and second preferred shares (the “Second Preferred Shares” and, together with the First Preferred Shares, the “Preferred Shares”), each issuable in series. As of the date of this Prospectus, there are 56,513,969 Common Shares issued and outstanding. No Preferred Shares have been issued to date.

Common Shares

The holders of the Common Shares are entitled to one vote for each Common Share held by them at all meetings of shareholders, except meetings at which only shareholders of a specified class of shares are entitled to vote. In addition, the holders are entitled to receive dividends if, as and when declared by the Company’s Board of Directors on the Common Shares. Finally, the holders of the Common Shares are entitled to receive the remaining property of the Company upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary. Shareholders have no liability to further capital calls as all issued and outstanding shares are fully paid and non-assessable.

Preferred Shares

The Preferred Shares are issuable in series with rights and privileges specific to each class. The holders of Preferred Shares are not entitled to receive notice of or to attend or vote at meetings of shareholders. The holders of First Preferred Shares are entitled to preference and priority to any participation of holders of Second Preferred Shares, Common Shares or shares of any other class of shares of the share capital of the Company ranking junior to the First Preferred Shares with respect to dividends and, in the event of the liquidation of the Company, the distribution of its property upon its dissolution or winding-up, or the distribution of all or part of its assets among the shareholders, to an amount equal to the value of the consideration paid in respect of such shares outstanding, as credited to the issued and paid-up share capital of the Company, on an equal basis, in proportion to the amount of their respective claims in regard to such shares held by them. The holders of Second Preferred Shares are entitled to preference and priority to any participation of holders of Common Shares or shares of any other class of shares of the share capital of the Company ranking junior to the Second Preferred Shares with respect to dividends and, in the event of the liquidation of the Company, the distribution of its property upon its dissolution or winding-up, or the distribution of all or part of its assets among the shareholders, to an amount equal to the value of the consideration paid in respect of such shares outstanding, as credited to the issued and paid-up share capital of the Company, on an equal basis, in proportion to the amount of their respective claims in regard to such shares held by them.

Our Board of Directors may, from time to time, provide for additional series of Preferred Shares to be created and issued, but the issuance of any Preferred Shares is subject to the general duties of the directors under the Canada Business Corporations Act to act honestly and in good faith with a view to the best interests of the Company and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the net proceeds resulting from the issuance of Common Shares will be used for the general corporate purposes of Aeterna Zentaris, which may include the continued funding of the Company’s ongoing drug development activities, which, as of the date of this Prospectus, primarily includes the advancement of its zoptarelin doxorubicin program, the marketing and commercialization of MACRILEN™ (assuming the FDA issues final approval in the expected timeframe), the potential in-licensing or acquisition of new commercial products or other corporate and business development activities, and the potential expansion of existing product candidates into other indications. All expenses relating to an offering of Common Shares and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of our general funds or from the proceeds of any offering under this Prospectus or a Prospectus Supplement. The use of proceeds will be specified in the Prospectus Supplement relating to a particular offering of Common Shares, as required by applicable securities legislation.

PLAN OF DISTRIBUTION

The Common Shares will be sold to one or more purchasers through an agent pursuant to one or more sales agreements to be entered into between us and any such agent. The sales, if any, of Common Shares under the applicable sales agreement and Prospectus Supplement will be made in the U.S. only and will only be made by way of “at-the-market” offerings. The Common Shares may be sold from time to time in one or more transactions at prevailing market prices at the time of sale. The prices at which the Common Shares may be offered may vary as between purchasers and during the period of distribution. Any agent’s overall compensation will vary depending on the gross proceeds from the sale of such Common Shares.

A Prospectus Supplement will identify each agent engaged by us in connection with the offering and sale of a particular issue of Common Shares, and will also set forth the terms of the offering, including the manner of determination of the public offering price, the proceeds to us and any compensation payable to the agents.

Under the sales agreements which may be entered into by Aeterna Zentaris, agents who participate in the distribution of the Common Shares may be entitled to indemnification by us against certain liabilities, including liabilities arising out of any misrepresentation in this Prospectus and the documents incorporated by reference herein, other than liabilities arising out of any misrepresentation made by agents who participate in the offering of the Common Shares.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to an investor acquiring any Common Shares offered thereunder, including, for investors who are non-residents of Canada, whether the payments of dividends (or any other amounts) on the Common Shares, if any, will be subject to Canadian non-resident withholding tax.

The applicable Prospectus Supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any Common Shares offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986, as amended).

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to any offering of Common Shares, certain legal matters relating to the offering of the Common Shares under this Prospectus will be passed upon for us by Norton Rose Fulbright Canada LLP with respect to matters of Canadian law, and certain legal matters relating to the offering of the Common Shares under this Prospectus will be passed upon for us by Ropes & Gray LLP with respect to matters of U.S. law. In addition, certain legal matters in connection with any offering of Common Shares under this Prospectus will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of applicable law.

The partners and associates of Norton Rose Fulbright Canada LLP as a group and the partners and associates of Ropes & Gray LLP as a group, each beneficially own, directly or indirectly, less than 1% of the outstanding securities of any class of securities issued by us.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated into this Prospectus by reference to the Annual Report on Form 20-F of Aeterna Zentaris Inc. for the financial year ended December 31, 2012, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation incorporated under and governed by the Canada Business Corporations Act. Many of our officers and directors, and some of the experts named in this Prospectus, are residents of Canada or elsewhere outside of the U.S., and a substantial portion of our assets and the assets of such persons are located outside the U.S. As a result, it may be difficult for investors in the U.S. to effect service of process within the U.S. upon such directors, officers and representatives of experts who are not residents of the U.S. or to enforce against them judgments of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities laws of any state within the U.S. We have been advised by our legal counsel, Norton Rose Fulbright Canada LLP, that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws would probably be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Norton Rose Fulbright Canada LLP, however, that there is substantial doubt as to whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 20-F with the SEC, and we furnish other documents, such as quarterly and current reports, proxy statements and other information and documents that we file with the Canadian securities regulatory authorities, to the SEC, as required. You may read and copy any materials we file with or furnish to the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants who file electronically with the SEC. As we are a Canadian issuer, we also file continuous disclosure documents with the Canadian securities regulatory authorities, which documents are available on the System for Electronic Document Analysis and Retrieval (“SEDAR”) website maintained by the Canadian Securities Administrators at www.sedar.com.

This Prospectus forms part of a registration statement that we filed with the SEC. The registration statement contains more information than this Prospectus regarding us and our Common Shares, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or electronically at www.sec.gov/edgar.shtml.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents have been filed with the various securities commissions or similar securities regulatory authorities in Canada and are specifically incorporated by reference into, and form an integral part of, this Prospectus:

•	our annual report on Form 20-F for the financial year ended December 31, 2012 (filed in Canada with the Canadian securities regulatory authorities in lieu of an annual information form), and which includes our consolidated statements of financial position as at December 31, 2012 and December 31, 2011 and our consolidated statements of changes in shareholders’ deficiency, comprehensive loss and cash flows for the years ended December 31, 2012, 2011 and 2010 and management’s annual report on internal control over financial reporting set out on page 100 of our 2012 annual report on Form 20-F, together with the auditors’ report dated March 21, 2013 on our consolidated financial statements and effectiveness of internal control over financial reporting as at December 31, 2012; and our Management’s Discussion and Analysis included as “Item 5. — Operating and Financial Review and Prospects” in our annual report on Form 20-F;

•	our unaudited interim consolidated financial statements as at September 30, 2013 and for the three-month and nine-month periods ended September 30, 2013 and 2012 and Management’s Discussion and Analysis thereon, included as Exhibit 99.1 to our Report on Form 6-K furnished to the SEC on November 5, 2013;

•	our management information circular dated March 21, 2013 in connection with our annual meeting of shareholders held on May 8, 2013, included as Exhibit 99.1 to our Report on Form 6-K furnished to the SEC on March 21, 2013;

•	our material change report dated January 3, 2013 announcing our agreement with the FDA on an SPA for our upcoming Phase 3 ZoptEC registration trial in endometrial cancer with zoptarelin doxorubicin, included as Exhibit 99.1 to our Report on Form 6-K furnished to the SEC on January 8, 2013;

•	our material change report dated March 12, 2013 announcing that an independent Data Safety Monitoring Board had recommended discontinuing our ongoing Phase 3 trial of perifosine in multiple myeloma, included as Exhibit 99.1 to our Report on Form 6-K furnished to the SEC on March 12, 2013;

•	our material change report dated April 15, 2013 announcing that David A. Dodd had been appointed as our President and Chief Executive Officer as well as to our Board of Directors, included as Exhibit 99.1 to our Report on Form 6-K furnished to the SEC on April 15, 2013;

•	our material change report dated July 31, 2013 in connection with a registered direct offering, included as Exhibit 99.1 to our Report on Form 6-K furnished to the SEC on July 31, 2013;

•	our material change report dated November 25, 2013 in connection with a public offering of equity securities, included as Exhibit 99.2 to our Report on Form 6-K furnished to the SEC on November 25, 2013;

•	our material change report dated January 14, 2014 in connection with a public offering of equity securities, included as Exhibit 99.2 to our Report on Form 6-K furnished to the SEC on January 14, 2014; and

•	to the extent permitted by applicable securities law, any other documents which we elect to incorporate by reference into this Prospectus.

All subsequent annual reports on Form 20-F filed by us and all subsequent reports on Form 6-K filed by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this Prospectus and deemed to be a part hereof after the date of this Prospectus but before the termination of the offering by this Prospectus.

We will furnish without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request, a copy of the information that has been incorporated into this Prospectus by reference but not delivered with the Prospectus (except exhibits, unless they are specifically incorporated into this Prospectus by reference). Copies of the documents incorporated herein by reference may be obtained on request without charge from the secretary of Aeterna Zentaris at 1405 du Parc-Technologique Boulevard, Quebec City, Quebec, Canada, G1P 4P5, Tel. (418) 652-8525.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded, for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.

Upon a new annual information form or annual report on Form 20-F and the related audited annual consolidated financial statements together with the auditors’ report thereon and management’s discussion and analysis related thereto being filed by us with the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form or annual report on Form 20-F, the previous audited annual consolidated financial statements and all interim financial statements, annual and quarterly management’s discussion and analyses, material change reports and business acquisition reports filed by us prior to the commencement of our financial year in which the new annual information form or annual report on Form 20-F was filed, no longer shall be deemed to be incorporated by reference into this Prospectus for the purpose of future offers and sales of Common Shares hereunder.

One or more Prospectus Supplements containing the terms of an offering of Common Shares and other information in relation to such Common Shares will be delivered to purchasers of such Common Shares together with this Prospectus and shall be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement solely for the purposes of the offering of the Common Shares covered by any such Prospectus Supplement.

A Prospectus Supplement containing any additional or updated information that we elect to include therein will be delivered with this Prospectus to purchasers of Common Shares who purchase such Common Shares after the filing of this Prospectus and shall be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 124 of the Canada Business Corporations Act, the registrant may indemnify a present or former director or officer of the registrant or another individual who acts or acted at the registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the registrant or other entity. The registrant may not indemnify an individual unless the individual (i) acted honestly and in good faith with a view to the best interests of the registrant or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the registrant’s request, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with an action by or on behalf of the registrant or other entity to procure a judgment in its favor only with court approval. A director or officer is entitled to indemnification from the registrant as a matter of right if he or she was not judged by the Court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done and fulfilled the conditions set forth above. The registrant may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above. The individual shall repay the moneys if he or she does not fulfill the conditions set forth above to qualify for indemnification.

In accordance with provisions of the Canada Business Corporations Act described above, the by-laws of the registrant provide that the registrant shall indemnify a director or officer of the registrant, a former director or officer of the registrant or a person who acts or acted at the registrant’s request as a director or officer of a body corporate of which the registrant is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, losses, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the registrant or such body corporate, if: (a) the person acted honestly and in good faith with a view to the best interests of the registrant and (b) in the case of criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that their conduct was lawful. The registrant may indemnify from time to time any director or other person who has assumed or is about to assume in the normal course of business any liability for the registrant or for any corporation controlled by the registrant, and to secure such director or other person against any loss by the pledge of all or part of the movable or immovable property of the registrant through the creation of a hypothec or any other real right in all or part of such property or in any other manner.

The by-laws of the registrant also provide that the registrant may, to the extent permitted by the Canada Business Corporations Act, purchase and maintain insurance for the benefit of any person referred to above against any such liability as the board of directors may from time to time determine.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 9.	EXHIBITS

See Exhibit Index following the signature pages of this Registration Statement.

ITEM 10.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a further post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing and has duly caused this Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quebec, Province of Quebec, Canada, on March 13, 2014.

AETERNA ZENTARIS INC.

By:	/s/ Dennis Turpin
	Name:	Dennis Turpin
	Title:	Senior Vice President and Chief
Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints David Dodd and Dennis Turpin, either of whom may act without the joinder of the other, as the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, to execute in the name, place and stead of the undersigned, in any and all such capacities, any and all amendments (including post-effective amendments) and supplements to this Registration Statement on Form F-3 (including any subsequent registration statement for the same offering which may be filed under the Securities Act of 1933), and all instruments necessary or in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform in the name and on behalf of the undersigned each and every act and thing whatsoever necessary or advisable to be done, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form F-3 has been signed by the following persons in the capacities indicated below on March 13, 2014.

Signature	Title

/s/ David A. Dodd David A. Dodd	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Dennis Turpin Dennis Turpin	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Juergen Ernst Juergen Ernst	Director and Chairman of the Board

/s/ Marcel Aubut Marcel Aubut	Director

/s/ José P. Dorais José P. Dorais	Director

/s/ Carolyn Egbert Carolyn Egbert	Director

/s/ Pierre Lapalme Pierre Lapalme	Director

/s/ Gérard Limoges Gérard Limoges	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement on Form F-3, solely in the capacity of the duly authorized representative of Aeterna Zentaris Inc. in the United States, on March 13, 2014.

AETERNA ZENTARIS, INC.

By:	/s/ Dennis Turpin
	Name:	Dennis Turpin
	Title:	Authorized Signatory

EXHIBIT INDEX

Exhibit Number	Description

1.1*	At Market Issuance Sales Agreement.

4.1	Restated Certificate of Incorporation and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 99.2 to the Registrant’s report on Form 6-K furnished to the Commission on May 25, 2011).

4.2	Certificate of Amendment and Articles of Amendment of the Registrant (incorporated by reference to Exhibit 99.2 to the Registrant’s report on Form 6-K furnished to the Commission on October 3, 2012).

4.3	Amended and Restated By-Law One adopted by the Registrant’s Board of Directors on March 21, 2013 (incorporated by reference to Exhibit 2.1 to the Registrant’s report on Form 20-F furnished to the Commission on March 22, 2013).

4.4	Amended and Restated Shareholder Rights Plan Agreement between the Registrant and Computershare Trust Company of Canada dated as at March 29, 2010 (incorporated by reference to Exhibit 99.1 to the Registrant’s report on Form 6-K furnished to the Commission on March 29, 2010).

5.1	Opinion of Norton Rose Fulbright Canada LLP.

23.1	Consent of Norton Rose Fulbright Canada LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included on the signature pages to this Registration Statement).

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report on Form 6-K and incorporated herein by reference.